UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 698-5334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2026, bioAffinity Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to issue and sell to such investor: (i) 116,545 shares (the “Shares”) of common stock of the Company (the “Common Stock”), and (ii) pre-funded warrants to purchase up to an aggregate of 536,836 shares of Common Stock (the “Pre-Funded Warrants”). The offering price was $6.122 per Share and $6.115 per Pre-Funded Warrant. The Shares and Pre-Funded Warrants were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-275608), which was declared effective by the Securities and Exchange Commission on November 27, 2023.

For each share of Common Stock or Pre-Funded Warrant purchased by the investors, the Company, in a private placement pursuant to the Purchase Agreement, concurrently issued to such investors an unregistered warrant (each a “Warrant” and, collectively, the “Warrants”) to purchase one an aggregate of 980,072 shares of Common Stock. The Warrants have an exercise price of $6.122 per share, and are exercisable commencing on the date of stockholder approval (the “Initial Exercise Date”) and for a period of five years from the Initial Exercise Date. Such Warrants may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares issuable upon exercise of Warrants. The exercise price is subject to customary adjustments in the event of stock splits, stock dividends and similar recapitalization transactions.

The Warrant contains a beneficial ownership limitation which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to the Company.

In connection with the private placement transaction, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor, pursuant to which the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the resale of the PIPE Shares and the Warrant Shares no later than 45 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective no later than 90 days after the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The closing of the sales of these securities under the Purchase Agreement took place on October 9, 2026.

The gross proceeds from the offering were approximately $4 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On October 8, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with WallachBeth Capital LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the offering. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds from the sale of securities in the Offering. The Company also agreed to issue the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase up to 3% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the Offering, or warrants to purchase up to 19,602 shares of Common Stock, at an exercise price equal to $6.122 per share. The Placement Agent Warrant is exercisable immediately upon issuance for a period of five years following the commencement of the sales pursuant to the Offering. In addition, the Company agreed to pay the Placement Agent $70,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

The foregoing descriptions of the Placement Agency Agreement, Pre-Funded Warrant, Warrant, Placement Agent Warrant, Purchase Agreement, and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Placement Agency Agreement, form of Pre-Funded Warrant, form of Warrant, form of Placement Agent Warrant, form of Purchase Agreement, and form of Registration Rights Agreement, copies of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Warrants and the Placement Agent Warrants and the shares issuable upon exercise of the Warrants and Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

Press Releases

On October 8, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On October 9, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

ATM Agreement

On October 8, 2026, the Company suspended the use of its prospectus supplement and related prospectus filed with the SEC and dated May 27, 2025, filed as a part of our registration statement on Form S-3 (File No. 333-275608) relating to the At the Market Issuance Sales Agreement, dated May 22, 2025, or the sales agreement, by and between the Company and the Placement Agent. The Company will not make any sales of Common Stock pursuant to the sales agreement unless and until a new prospectus supplement is filed with the SEC. Other than the termination of the prospectus supplement and prospectus relating to the sales agreement, the sales agreement remains in full force and effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Form of Placement Agency Agreement
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by bioAffinity Technologies, Inc., dated October 8, 2026
99.2	Press Release issued by bioAffinity Technologies, Inc., dated October 9, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026	BIOAFFINITY TECHNOLOGIES, INC.

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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